Exhibit No. 10.171-1

AMENDMENT AGREEMENT

This Amendment Agreement (the “Amendment”) is made effective as of the 1st day of April, by and between Inter Parfums, Inc., a Delaware corporation (the “Beneficiary”), with offices at 551 Fifth Avenue, New York, NY 10176, and Jean Madar Holding SAS, a French corporation (the “Service Provider”), with its offices at c/o Fonciere du rond point 67, rue de la Boétie 75008 Paris, France. Beneficiary and Service Provider are sometimes referred to herein collectively as the “Parties”.

W I T N E S S E T H

WHEREAS, the Parties are all of the parties to that certain Supervising and Coordinating Service Agreement made and effective as January 1, 2013, as amended (collectively the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement to increase fees payable to Service Provider.

NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties mutually agree as follows:

1.       Recitals. The above recitals are true and correct and are incorporated by reference herein and made a part of this Agreement, with the same force and effect as if fully set forth herein.

2.       Certain Definitions. Capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

3.       Conflict. If there is any conflict between the provisions of this Amendment and the Agreement, then the provisions of this Amendment shall control.

4.        Remaining Portions Not Affected. The remaining portions of the Agreement not specifically amended by this Amendment shall remain in full force and effect.

5.        Amendment to Article 3 of Agreement. The third unnumbered paragraph of Article 3 - Compensation, is hereby amended by deleting the existing third unnumbered paragraph, and inserting the following in lieu thereof, which shall now read as follows:

Effective as of January 1, 2023, the Beneficiary agrees to pay to the Service Provider US$2.0 million on an annual basis, provided that, the aggregate salary paid to Jean Madar individually from the Beneficiary for the period January 1, 2023 to March 31, 2023 shall be credited against the US$2.0 million fee for 2023.

6.       Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement and understanding of the Parties and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

7.       Counterparts; Facsimile and PDF. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals. Delivery by facsimile transmission or e-mail of a PDF of an executed signature page to this Agreement shall be effective as delivery of a manually executed counterpart hereof.

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The Signature Page(s) to this Agreement Follow this Page.]

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In Witness Whereof, the parties hereto have executed and delivered this Amendment on this 28th day of March, 2023.

INTER PARFUMS, inc.		Jean Madar Holding SAS

By:	/s/ Michel Atwood	By:	Jean Madar
	(Authorized Signature)		/s/ Authorized Signature)

Name:	Michel Atwood	Name:	Jean Madar
	(Print or Type)		(Print or Type)
Title:	Chief Financial Officer	Title:	President

Date:	March 28, 2023	Date:	March 28, 2023

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